Exhibit 10.6

Mr. Scott M. Keating
AECOM, Inc.
1899 Powers Ferry Rd., Suite 375
Atlanta, Georgia  30339

AECOM, Inc.
ATTN: Contracts Dept.
2 technology Park Drive
Westford, MA 01886

    RE: Fourth Modification to that Certain Amended and Restated Master Environmental Management Services Agreement Between Atlanta Gas Light Company (AGLC) and
           The  Retec Group, Inc. (Retec) dated July 25, 2002, as amended (the Amended Agreement).

Dear Scott:
In January 2007, RETEC Holdings, Inc. (“Holdings”) entered into an Agreement and Plan of Merger dated January 26, 2007, by and among Holdings, AECOM Technology Corporation, a Delaware corporation (the “Buyer”), and the other parties thereto, with Holdings being the surviving corporation and becoming a wholly-owned subsidiary of the Buyer.  The Retec Group, Inc. merged with the Buyer’s ENSR subsidiary, ENSR Corporation, a Delaware corporation (Tax ID: 06-0852759), which is an environmental service company serving public and private sector clients worldwide. On November 10, 2008, ENSR changed its name to AECOM Environment.

AGLC hereby proposes to modify the Amended Agreement as follows:

I. All references to The Retec Group, Inc or Retec, or ENSR Corporation throughout the Amended Agreement shall now mean AECOM, Inc.

II. Section 1 Term is hereby amended by deleting the second sentence and replacing it with the following:

“Subject to the early termination as set forth in Paragraph 9, this Amended Agreement shall expire on the close of business on January 31, 2012, or such later date as the parties may agree; provided however, that upon prior written notice, AGLC may extend the term of this Amended Agreement as reasonably necessary to complete the Remediation Activities.”

III. Section 3  Pricing and Payment Terms  is hereby modified by deleting 2005 Modified Exhibit 5 and replacing it with 2009 Modified Exhibit 5 of the Amended Agreement (“Reimbursable Costs”).

VI.           Section 15 Notices is hereby modified by changing Retec, now AECOM’s address to :

To AECOM:

Scott M. Keating
AECOM, Inc.
1899 Powers Ferry Rd., Suite 375
Atlanta, GA.  30399
770.296.9300
Fax: 678.627.0033

With a copy to:

AECOM, Inc.
Attn: Contracts Department
2 Technology Park Drive
Westford, MA  01886
978.589.3000
Fax: 978.589.3100

And by changing With Copies to AGLC to:

Edward A. “Skip” Kazmarek, Esq.
Kazmarek Geiger & Laseter LLP
One Securities Center
3490 Piedmont Rd., NE, Suite 201
Atlanta, GA.  30305
404.812-0840
Fax: 404.812.0845

VII.           Section 7 Exhibits is hereby modified by adding Exhibit 12.  Exhibit 12 shall be the Third Modification to that Certain Amended and Restated Master Environmental Management Services Agreement Between Atlanta Gas Light Company (AGLC) and The Retec Group, Inc. (Retec) dated February 1, 2008, as amended (the Amended Agreement), effective February 1, 2008.

Except as otherwise provided herein, all defined terms set forth in the Amended Agreement shall have the meanings provided in the Amended Agreement.  Except as modified herein, all terms, conditions, responsibilities and obligations of the Parties set forth in the Amended Agreement shall remain in full force and effect.

If you are in agreement with these proposed modifications, please so signify by signing on behalf of AECOM in the space provided below.  The effective date of this modification shall be February 1, 2009.

Sincerely,

Atlanta Gas Light Company

By: /s/ Jeff Brown
Title: Vice President and
         Associate General Counsel

Agreed and Accepted
AECOM, Inc.

By:__________________
Title:_________________

2009 MODIFIED EXHIBIT 5
AECOM's Standard Rates

These will remain in effect through January 31, 2012.

Hourly rates shown above are fully loaded, including fringe benefits, overhead and fee. These rates are applicable to all technical and administrative support efforts (including secretarial and temporary contract labor performed directly for the client). Overtime hours will be billed at the above rates. Rates for individuals may be adjusted during the term of the contract from one rate category to another based upon such individuals' normal merit and promotional salary increases.

The categories of indirect costs to be reimbursed by AGLC are as follows:

Category	Title	Hourly Billing Rate
P5	Accounting Clerk I, General Clerk I, Lab Attendant, Lab Technician I, Technician I	$50
P7	Dept Assistant I, Dept Assistant II, Lab Attendant, Lab Technician I, Receptionist, Receptionist/V, Secretary I, Technician I, Technician II, Technician III, U-Grad Intern/Jr Yr	$60
P8	Accounting Clerk II, Cost Analyst I, Dept Assistant I, Dept Assistant II, Grad Intern/1st Year, Lab Technician II, Lab Technician III, Project Admin I, Receptionist, Staff Specialist I, Staff Specialist, Sr, Technician II, Technician III, U-Grad Intern/Jr Yr, Word Processor	$70
P9	Accounting Clerk II, Accounting Clerk III, Admin Asst, Admin Asst, Sr, Cost Analyst I, Credit/Collect Admin, Dept Assistant I, Dept Assistant II, Dept Assistant III, Drafter/Cadd Opr II, Equipment Opr II, Facilities Maint Worker, Help Desk Technician, Illustrator, Sr, Office Coordinator, Plant Operator, Project Admin I, Project Admin II, Secretary II, Shipper/Receiver, Sr Mail Clerk, Staff Specialist I, Staff Specialist II, Technician II, Technician III, U-Grad Intern/Jr Yr	$75
P10	Accountant I, Accounting Clerk III, Admin Asst, Cost Analyst I, Cost Analyst II, Credit/Collect Admin, Data Mgmt Coord, Dept Assistant II, Dept Assistant III, Dept Lead Tech, Drafter/Cadd Opr II, Drafter/Cadd Opr III, Equipment Opr II, Facilities Coord, Help Desk Tech, Sr. Hr Assistant, Hr Assistant, Sr., Hr Rep II, IT Documentation Spec, Marketing Coord, Office Administratior, Office Coordinator, Project Admin II, Project Specialist, Staff Specialist I, Staff Specialist II, Staff Specialist, Sr, Technician II, Technician III, Word Processor, Sr.	$83
P11	Accountant I, Admin Asst, Sr, Admin Asst/V, Buyer, Cost Analyst I, Cost Analyst II, Credit/Collect Admin, Sr, Dept Lead Clerical, Dept Lead Tech, Desktop Publish Opr, Drafter/Cadd Opr III, Exec Secretary I, Foreman, Hr Rep II, Illustrator, Sr, IT Customer Svc Supv, IT Support Admin, Office Administrator, Office Coordinator, Paralegal, Payroll Clerk, Sr, Project Admin II, Project Specialist, Publications Coord, Site Safety Officer, Sr Plant Operator, Staff Specialist I, Staff Specialist II, Staff Specialist, Sr, Technical Writer, Technician III	$90
P12	Accountant III, Admin Asst, Sr. Cost Analyst II, Cost Analyst, Sr. Dept Lead Tech, Drafter/Cadd Opr II, Drafter/Cadd Opr III, Exec Secretary II, Foreman, Help Desk Tech, Sr, Hr Administrator, HR Rep II, Illustrator Sr, IT Tech Trainer, Marketing Coord, Sr, Office Administrator, Office Coordinator, Project Admin II, Project Manager, Project Spec, Sr, Project Specialist, Proposal Coordinator, Publications Coord, Sr Plant Operator, Staff Specialist I, Staff Specialist II, Staff Specialist, Sr., Technical Writer, Technician III	$110
P13	Billing Mgr, Business Devel Specialist, Cost Analyst, Sr, Dept Lead Tech, Drafter/Cadd Opr III, Drafter/Cadd Supv, EHS Manager, Exec Secretary I, Field Superintendent, Financial Analyst, Sr, Foreman, Illustrator, Sr, Marketing Coord, Sr, Marketing Specialist, Network Admin, Regional, Program Dept Administrator, Project Manager, Project Manager, Sr, Project Spec, Sr, Project Specialist, Report Writer, Sr, Section Manager, Sr Programmer, Staff Specialist I, Staff Specialist II, Staff Specialist, Sr, Tech Research Librarian, Technical Specialist, Telecom Analyst, Sr.	$118
P14	Accounts Payable Mgr, Admin Manager, Contract Admin, Contract Admin, Sr, Corp Recruiter, Cost Analyst, Sr, Facilities Mgr, Financial Analyst, Sr, IT Infrastructure Supv, Project Manager, Project Manager, Sr, Project Spec, Sr, Project Specialist, Proposal Coord, Sr, Purchasing Agent, Regional EHS Manager, Secretary to President, Section Manager, Staff Consultant, Staff Specialist, Sr, Tech Specialist, Sr, Technical Specialist	$125
P15	Admin Manager, Comp/Benefits Mgr, Contract Admin, Sr, Controller, Asst, Corp Business Anlyst, Department Mgr I, EHS Account Manager, Network Admin, Regional, Program Manager, Project Manager, Project Manager, Sr, Project Spec, Sr, Project Specialist, Proposal Ctr Mgr, Regional EHS Manager, Report Writer, Sr, Section Manager, Staff Consultant, Systems Analyst, Tech Specialist, Sr, Technical Specialist, Training Manager	$140
P16	Applications Devel Mgr, Bus Dev Mgr II, Corp Corp Business Mgr, Corp Communications Mgr, Department Mgr I, Dir, Marketing Services, EHS Account Manager, Financial Plng & Analysis, IT Critical Apps Mgr, IT Ops, Midatlantic, Program Manager, Program Mgr, Sr, Project Manager, Sr, Project Spec, Sr, Proposal Ctr Mgr, Regional EHS Manager, Section Manager, Tech Specialist, Sr, Technical Specialist	$160
P17	Bus Dev Mgr II, Department Mgr I, Department Mgr II, IT Bus Integration Dir, Marketing Communications, Office Manager I, Department Mgr II, IT Bus Integration Dir, Marketing Communications, Office Manager I, Office Manager II, Princ Tech Spec, Program Manager, Program Mgr, Sr, Project Manager, Sr, Reg Program Mgr, Sr, Regional Admin Mgr, Regional HR Manager, Staff Consultant, Tech Specialist, Sr, Technical Specialist, Technician III, VP Programs	$180
P18	Business Dev Dir, Controller, Department Mgr II, IT Critical Services Dir, IT Projects Dir, Office Manager I, Office Manager II, Org Development Dir, Princ Tech Spec, Program Manager, Program Mgr, Sr, Reg Program Mgr, Sr, Staff Consultant, Tech Specialist, Sr, Technical Director, Vice President, VP Programs	$190
P19	Business Dev Dir, Department Mgr II, Gov’t Services Dir, Nat’l Accounts Mgr, Office Manager I, Office Manager II, Program Manager, Program Mgr, Sr, Reg Bus Dev Director, Reg Program Mgr, Sr, Staff Consultant, Tech Specialist, Sr, Technical Director, Vice President, VP & GM, VP Business Dev, VP Envir Mgmt Practice Ld, VP Human Resources, VP Information Technology, VP Nat’l Serv Line, VP Programs, VP Regional Sales, VP/GM, Asian Operations	$205
P20	Chief Administrative Off, President & CEO, Program Mgr, Sr, Reg Program Mgr, Sr, Sr Vice President, Sr VP Global Key Accts, SR VP North American Ops, Staff Consultant, Tech Specialist, Sr, Technical Director, Vice President, VP & Dir, EHS Performance, VP & GM, VP Nat’l Sales, North Amer, VP Programs, VP/GM, Asian Operations	$205
T2	Vice President, Technical Director	$225
Admin (locked down)	All administrative positions, inclusive of all P levels	$75

Supplies and Materials

It is AECOM's policy not to charge a markup for facsimile and reproduction costs, AECOM equipment, special fees/permits/insurance, or access charges. The actual costs including transportation and applicable taxes of all site and office supplies and materials purchased and consumed directly in the performance of Services described in this Amended Agreement, plus, if consistent with AECOM policy, a markup not to exceed 5%. Charges for specialized IT computer usage and plotting will appear as "Specialized IT Services" on invoices. CAD and graphics equipment usage will be charged at $8.00 hour. ArcInfo usage will be billed at $18.00/hour. All other specialized IT computer usage will be billed at $8.00/hour. Plots will be billed according to size in addition to computer usage.

Rentals and Leases

The actual rental fees for all necessary machinery and equipment, either owned by AECOM or obtained from a third-party vendor for use on Sites, plus a markup on machinery and equipment from third-party vendors not to exceed 5%. Such charges for AECOM-owned machinery and equipment shall be at competitive prices prevailing for similar use in the site-specific areas that would be charged by a third-party vendor.

Utilities

The actual cost of all electric, telephone, water, gas, sewer, and heating oil for operations at the Sites, late fees or processing costs excluded, plus a markup not to exceed 5%.

Travel, Transportation and Living Expenses

The actual costs reasonably incurred by AECOM for travel, transportation and living expenses for personnel in connection with performance of the Services, plus a markup not to exceed 5%. Hours billed to projects will include reasonable time for local and/or intercity travel. No more than eight (8) hours of travel will be charged per day.

Miscellaneous Expenses

Actual costs paid by AECOM on behalf of AGLC for all other items or services used or consumed directly in the performance of Services described in this Amended Agreement, plus, if consistent with AECOM policy, a markup not to exceed 5%.

General

Anything herein to the contrary notwithstanding, nothing in this Amended Agreement shall permit any actual cost or expense incurred by AECOM to be recovered more than once.